EXHIBIT 16.1.1

June 7, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read NEXX Systems, Inc.’s statements under “Change in Independent Registered Accounting Firm” included in Amendment No. 3 to its Form S-1 filed on June 7, 2010  and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen.  LLP